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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Procept, Inc. of our report dated March 17, 1999, relating to the financial statements of Procept, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                               /s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 10, 1999